Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to the Registration Statement (No. 333-180739) on Form S-4 of CU Bancorp of our report dated March 6, 2012, relating to our audit of the financial statements of California United Bank, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Irvine, CA

June 19, 2012